UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2015

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2015, Brent L. Larson, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Navidea Biopharmaceuticals, Inc. (the “Company”) adopted a Rule 10b5-1 sales plan (the “Plan”). Pursuant to the terms of the Plan, Mr. Larson’s brokers may sell up to 120,000 shares of the Company’s common stock (“Common Stock”) held by Mr. Larson, including Common Stock to be acquired upon the exercise of stock options. Mr. Larson is entering the Plan in part to satisfy tax obligations resulting from the exercise of previously granted stock options, but also for longer term diversification purposes. The shares that may be sold under the Plan represent approximately 12.5% of Mr. Larson’s equity holdings in the Company as of February 28, 2015 (including vested and unvested stock options). The Plan will commence on April 1, 2015 and end on December 31, 2015, and sales will be made ratably over that period. The Plan may be earlier terminated upon (1) the date that Mr. Larson provides written notice to his broker of the termination of the Plan; (2) the completion of all sales contemplated by the Plan; (3) the conclusion of Mr. Larson or his broker, that the Plan, or the sales effected thereby, are not in compliance with Rule 10b5-1 or other applicable securities laws; (4) the death or legal incapacity of Mr. Larson, or (5) the occurrence of certain corporate events with respect to the Company specified in the Plan.

Rule 10b5-1 permits officers and directors of public companies, who are not in possession of material, non-public information at the time a 10b5-1 sales plan is implemented to adopt pre-determined plans for buying or selling specified amounts of securities. The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. The Company’s executive officers and directors enter into Rule 10b5-1 sales plans to diversify their assets and obtain liquidity to meet financial obligations and for estate planning purposes. All sales of Common Stock under the Plan will be reported through appropriate filings with the United States Securities and Exchange Commission. The summary of the Plan contained herein is not intended to be a comprehensive description of the terms of the Plan. We do not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of our directors or officers from time to time, or to report any modification or termination of such plan..

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 19, 2015	By:	/s/ Ricardo J. Gonzalez
Ricardo J. Gonzalez, President and Chief Executive Officer